Exhibit 99.1

Ameritrans Reports Third Quarter Results
Friday May 16, 9:41 am ET

NEW YORK--May 16, 2003--Ameritrans Capital Corporation (NASDAQ: AMTC - News, AMTCP - News) today reported total investment income of $1.55 million during the quarter ended March 31, 2003, compared to $1.64 million during the prior comparable period.

Citing weakness in the Chicago market, Ameritrans reported a net loss available to common shareholders for the three months ended March 31, 2003 of $182,222, or $0.09 per basic and diluted common share, versus net income of $215,671, or $0.12 per basic and diluted common share, in the third quarter of fiscal 2002. This consisted of the net loss from operations of $97,847 for the quarter and the impact of dividends paid on preferred stock of $84,375. The net loss from operations was the result of an increase in write offs for loan losses, foreclosure expenses, and expenses related to preparing a post-effective amendment to a registration statement for the public warrants issued in April 2002. Net loss per common share also reflects higher weighted average shares outstanding in the quarter ended March 31, 2003. The weighted average shares outstanding for the period were 2,035,600 versus 1,745,600 in the quarter ended March 31, 2002.

The Company's loan portfolio at March 31, 2003 was $57.0 million versus $53.8 million at March 31, 2002. At March 31, 2003 Ameritrans book value was $6.25 per basic and diluted common share.

Gary C. Granoff, Ameritrans' president said, "The strength of our third quarter results is masked by the increased loan loss write offs and the higher foreclosure expenses which we realized in the quarter. On an operating basis we generated approximately $340,000 in profits before the write-offs, foreclosure expenses, and legal and accounting charges related to the post-effective amendment to the registration statement. Our loan portfolio continues to grow, and we intend to continue to take advantage of the favorable interest rate environment, which will allow us to reduce our cost of funds and improve our margins. As a result of the loss, the Company's directors have determined not to declare a dividend on AMTC's common stock for the third quarter."

For the nine months ended March 31, 2003, Ameritrans reported total investment income of $4.7 million, compared to $4.6 million during the prior comparable period. Net income available to common shareholders for the nine months ended March 31, 2003 was $215,046, or $0.11 per basic and diluted common share, versus $860,298, or $0.49 per basic and diluted common share, in the first nine months of fiscal 2002.

Net income available to common shareholders for the nine month period was impacted by dividends paid on preferred stock of $253,125, as well as increased loan loss write offs, foreclosure expenses, and expenses related to the post-effective amendment to the registration statement. Net income per common share also reflects higher weighted average shares outstanding in the nine months ended March 31, 2003.

Granoff commented, "We are starting to see a rebound in the demand for medallions in the Chicago market. We are continuing to sell medallions acquired through foreclosure and we are currently in the process of arranging leasing programs to operate medallions owned by Ameritrans through newly formed subsidiary corporations. As a result, we intend to lease many of the medallions we will own at the end of the foreclosure process and expect that this leasing income will have a positive impact on our Chicago operations. We do, however, expect additional one-time cash and non-cash charges in the fourth quarter as we move toward completing the foreclosure of medallions loans that are in default and placing them back in operation."

"While our third quarter is disappointing, we believe that Ameritrans is taking the necessary steps to address the difficulties in the Chicago taxi market and to enable these medallions to become working assets as soon as practicable."

Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation, was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The company maintains its offices at 747 Third Avenue; 4th Floor; New York, NY 10017.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

                       AMERITRANS CAPITAL CORPORATION AND
                                  SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                  March 31, 2003 (Unaudited) and June 30, 2002

                                     ASSETS

                                                                      March 31,          June 30,
                                                                         2003               2002
                                                                     ------------      ------------
Loan receivable                                                      $ 56,973,994      $ 55,029,831
Less: unrealized depreciation on loans
 receivable                                                              (238,500)         (238,500)
                                                                     ------------      ------------

                                                                       56,735,494        54,791,331
Cash and cash equivalents                                                 763,213           774,062
Accrued interest receivable, net of
 unrealized depreciation of $399,000 and
 $206,272, respectively                                                 1,465,484         1,197,075
Assets acquired in satisfaction of loans                                  942,189         1,108,088
Receivables from debtors on sales of assets
 acquired in satisfaction of loans                                        431,258           367,271
Equity securities                                                         964,563           443,327
Furniture, fixtures and leasehold
 improvements, net                                                        168,333           107,757
Prepaid expenses and other assets                                         487,652           219,305
                                                                     ------------      ------------

     TOTAL ASSETS                                                    $ 61,958,186      $ 59,008,216
                                                                     ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                       March 31,         June 30,
                                                                         2003              2002
                                                                     ------------      ------------
LIABILITIES
 Debentures payable to SBA                                           $  9,200,000      $  7,860,000
 Notes payable, banks                                                  35,780,000        33,720,000
 Accrued expenses and other liabilities                                   436,761           434,339
 Accrued interest payable                                                 127,229           258,358
 Dividends payable                                                         84,375            68,438
                                                                     ------------      ------------

     TOTAL LIABILITIES                                                 45,628,365        42,341,135
                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Preferred stock 500,000 shares authorized
  respectively, none issued or outstanding                                     --                --
 9 3/8% Cumulative participating preferred
  stock $.01 par value, $12.00 face value,
  500,000 shares authorized; 300,000 shares
  issued and outstanding                                                3,600,000         3,600,000
 Common stock, $.0001 par value:
  5,000,000 shares authorized;
  2,045,600 shares issued and
  2,035,600 shares outstanding                                                205               205
 Additional paid-in-capital                                            13,869,545        13,869,545
 Accumulated deficit                                                   (1,040,387)         (703,127)
 Accumulated other comprehensive loss                                     (29,542)          (29,542)
                                                                     ------------      ------------

     TOTAL STOCKHOLDERS' EQUITY                                        16,399,821        16,737,081
                                                                     ------------      ------------

 Treasury stock, at cost, 10,000 shares
  common stock                                                            (70,000)          (70,000)
                                                                     ------------      ------------

     NET STOCKHOLDERS' EQUITY                                          16,329,821        16,667,081
                                                                     ------------      ------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                                         $ 61,958,186      $ 59,008,216
                                                                     ============      ============

            AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS
                             OF OPERATIONS
                              (Unaudited)

  For the Three Months and Nine Months Ended March 31, 2003 and 2002

                               Three          Three           Nine             Nine
                              Months          Months         Months           Months
                               Ended          Ended           Ended            Ended
                             March 31,       March 31,      March 31,        March 31,
                               2003            2002            2003            2002
                           -----------      ----------     -----------      ----------
INVESTMENT INCOME
 Interest on loans
  receivable               $ 1,499,081      $1,533,452     $ 4,593,638      $4,433,111
 Fees and other income          48,604         104,855         151,149         204,328
                           -----------      ----------     -----------      ----------

     TOTAL INVESTMENT
      INCOME                 1,547,685       1,638,307       4,744,787       4,637,439
                           -----------      ----------     -----------      ----------

OPERATING EXPENSES
 Interest                      555,249         652,857       1,622,264       2,025,435
 Salaries and
  employee
  benefits                     220,055         215,292         654,103         554,741
 Legal fees                     82,152          84,708         235,415         183,263
 Miscellaneous
  administrative
  expenses                     331,886         281,296         954,472         706,440
 Loss on assets
  acquired in
  satisfaction of
  loans, net                    57,800          14,494          72,464          64,660
 Directors' fee                 11,750           6,375          27,250          19,075
 Foreclosure
  expenses                     161,667              --         281,838
 Write off and
  depreciation of
  interest and
  loans
  receivable                   220,530         161,088         412,884         215,931
                           -----------      ----------     -----------      ----------

TOTAL OPERATING
 EXPENSES                    1,641,089       1,416,110       4,260,690       3,769,545
                           -----------      ----------     -----------      ----------

     (LOSS) INCOME
      BEFORE INCOME
      TAXES                    (93,404)        222,197         484,097         867,894
                           -----------      ----------     -----------      ----------

INCOME TAXES                     4,443           6,526          15,926           7,596
                           -----------      ----------     -----------      ----------

     NET (LOSS)
      INCOME                   (97,847)        215,671         468,171         860,298
                           -----------      ----------     -----------      ----------

DIVIDENDS ON PREFERRED
 STOCK                         (84,375)             --        (253,125)             --
                           -----------      ----------     -----------      ----------

     NET (LOSS) INCOME
      AVAILABLE TO
      COMMON
      STOCKHOLDERS         $  (182,222)     $  215,671     $   215,046      $  860,298
                           -----------      ----------     -----------      ----------

WEIGHTED AVERAGE
 SHARES OUTSTANDING
 - Basic                     2,035,600       1,745,600       2,035,600       1,745,600
                           ===========      ==========     ===========      ==========

 - Diluted                   2,035,600       1,745,600       2,035,600       1,745,600
                           ===========      ==========     ===========      ==========

NET (LOSS) INCOME PER
 COMMON SHARE
 - Basic                   $     (0.09)     $     0.12     $      0.11      $     0.49
                           ===========      ==========     ===========      ==========

 - Diluted                 $     (0.09)     $     0.12     $      0.11      $     0.49
                           ===========      ==========     ===========      ==========